CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Contingent Income Auto-Callable Securities due 2020	$1,000,000	$121.20

December 2018

Pricing Supplement No. 1,245
Registration Statement Nos. 333-221595; 333-221595-01
Dated December 28, 2018
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each of the Russell 2000® Index and the NASDAQ-100 Index® is at or above its coupon barrier level of 70% of its respective initial index value on the related observation date. If, however, the index closing value of either underlying index is less than its coupon barrier level on any observation date, we will pay no interest for the related quarterly period. In addition, the securities will be automatically redeemed if the index closing value of each underlying index is greater than or equal to its respective initial index value on any of the three quarterly redemption determination dates for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon. At maturity, if the securities have not previously been redeemed and the index closing value of each underlying index has remained greater than or equal to 70% of the respective initial index value, which we refer to as the downside threshold level, on each index business day during the term of the securities, the payment at maturity will be the stated principal amount and the related contingent quarterly coupon. If, however, the index closing value of either underlying index is less than its respective downside threshold level on any index business day during the term of the securities, a trigger event will have occurred and investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis and, if the final index value of either underlying index is less than its initial index value, investors will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 1-year term of the securities. Because all payments on the securities are based on the worst performing of the underlying indices, a decline beyond the respective coupon barrier level or respective downside threshold level, as applicable, of either underlying index will result in few or no contingent coupon payments and a potentially significant loss of your investment, even if the other underlying index has appreciated or has not declined as much. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly coupons over the entire 1-year term. Investors will not participate in any appreciation of either underlying index. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying indices:	Russell 2000® Index (the “RTY Index”) and NASDAQ-100 Index® (the “NDX Index”)
Aggregate principal amount:	$1,000,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	December 28, 2018
Original issue date:	January 3, 2019 (3 business days after the pricing date)
Maturity date:	January 3, 2020
Early redemption:

If, on any of the three redemption determination dates, beginning on March 28, 2019, the index closing value of each underlying index is greater than or equal to its respective initial index value, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the index closing value of either underlying index is below the respective initial index value for such underlying index on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent quarterly coupon with respect to the related observation date.
Contingent quarterly coupon:

A contingent coupon at an annual rate of 12.25% (corresponding to approximately $30.625 per quarter per security) will be paid on the securities on each coupon payment date but only if the closing value of each underlying index is at or above its respective coupon barrier level on the related observation date.

If, on any observation date, the closing value of either underlying index is less than the respective coupon barrier level for such underlying index, we will pay no coupon for the applicable quarterly period. It is possible that one or both underlying indices will remain below their respective coupon barrier levels for extended periods of time or even throughout the entire 1-year term of the securities so that you will receive few or no contingent quarterly coupons.

Trigger event:	A trigger event occurs if, on any index business day from but excluding the pricing date to and including the final observation date, the index closing value of either underlying index is less than its respective downside threshold level. If a trigger event occurs on any index business day during the term of the securities, you will be exposed to the downside performance of the worst performing underlying index at maturity.
Payment at maturity:

At maturity, investors will receive, in addition to the final contingent quarterly coupon payment, if payable, a payment at maturity determined as follows:

If a trigger event HAS NOT occurred on any index business day from but excluding the pricing date to and including the final observation date: the stated principal amount

If a trigger event HAS occurred on any index business day from but excluding the pricing date to and including the final observation date: (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index, subject to a maximum payment at maturity of the stated principal amount.

If a trigger event occurs and the final index value of either underlying index is less than its initial index value, the payment at maturity will be less than the stated principal amount of the securities and could be zero.

Under no circumstances will investors participate in any appreciation of either underlying index.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$979.00 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions(2)	Proceeds to us(3)
Per security	$1,000	$6.25	$993.75
Total	$1,000,000	$6,250	$993,750

(1)	The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)	MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $993.75 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)	See “Use of proceeds and hedging” on page 30.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 14.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2017      Index Supplement dated November 16, 2017      Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Terms continued from previous page:
Redemption determination dates:	Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-index business days and certain market disruption events.
Early redemption dates:	Beginning on April 2, 2019, quarterly. See “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day
Coupon barrier level:	With respect to the RTY Index: 936.546, which is approximately 70% of its initial index value With respect to the NDX Index: 4,399.687, which is approximately 70% of its initial index value
Downside threshold level:	With respect to the RTY Index: 936.546, which is approximately 70% of its initial index value With respect to the NDX Index: 4,399.687, which is approximately 70% of its initial index value
Initial index value:	With respect to the RTY Index: 1,337.923, which is its index closing value on the pricing date With respect to the NDX Index: 6,285.267, which is its index closing value on the pricing date
Final index value:	With respect to each index, the respective index closing value on the final observation date
Worst performing underlying:	The underlying index with the larger percentage decrease from the respective initial index value to the respective final index value
Index performance factor:	Final index value divided by the initial index value
Coupon payment dates:	Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below; provided that if any such day is not a business day, that contingent quarterly coupon, if any, will be paid on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent quarterly coupon, if any, with respect to the final observation date will be paid on the maturity date
Observation dates:	Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-index business days and certain market disruption events. We also refer to December 30, 2019 as the final observation date.
CUSIP / ISIN:	61768DSF3 / US61768DSF32
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
March 28, 2019	April 2, 2019
June 28, 2019	July 3, 2019
September 30, 2019	October 3, 2019
December 30, 2019 (final observation date)*	January 3, 2020 (maturity date)

* The securities are not subject to automatic early redemption on the final observation date.

December 2018	Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due January 3, 2020 All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index® (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each underlying index is at or above 70% of its initial index value, which we refer to as the respective coupon barrier level, on the related observation date. If the index closing value of either underlying index is less than the respective coupon barrier level on any observation date, we will pay no coupon for the related quarterly period. It is possible that the index closing value of either underlying index could remain below the respective coupon barrier level for extended periods of time or even throughout the entire 1-year term of the securities so that you will receive few or no contingent quarterly coupons during the term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if both underlying indices were to be at or above their respective coupon barrier levels on some quarterly observation dates, one or both underlying indices may fluctuate below the respective coupon barrier level(s) on others. In addition, if the securities have not been automatically called prior to maturity and the index closing value of either underlying index is less than 70% of the respective initial index value, which we refer to as the downside threshold level, on any index business day during the term of the securities, a trigger event will have occurred and investors will be fully exposed to the decline in the worst performing underlying index on a 1-to-1 basis and, if the final index value of either underlying index is less than its initial index value, investors will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero. Investors will not participate in any appreciation of either underlying index. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the entire 1-year term of the securities.

Maturity:	1 year
Contingent quarterly coupon:	A contingent quarterly coupon at an annual rate of 12.25% (corresponding to approximately $30.625 per quarter per security) will be paid on the securities on each coupon payment date but only if the closing value of each underlying index is at or above the respective coupon barrier level on the related observation date. If on any observation date, the closing value of either underlying index is less than the respective coupon barrier level, we will pay no coupon for the applicable quarterly period.
Automatic early redemption:	If the index closing value of each underlying index is greater than or equal to its initial index value on any of the three quarterly redemption determination dates, beginning on March 28, 2019, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date.
Trigger event:	A trigger event occurs if, on any index business day from but excluding the pricing date to and including the final observation date, the index closing value of either underlying index is less than its respective downside threshold level. If a trigger event occurs on any index business day during the term of the securities, investors will be exposed to the downside performance of the worst performing underlying index at maturity.
Payment at maturity:

At maturity, investors will receive, in addition to the final contingent quarterly coupon payment, if payable, a payment at maturity determined as follows:

If a trigger event HAS NOT occurred on any index business day from but excluding the pricing date to and including the final observation date, investors will receive at maturity the stated principal amount.

If a trigger event HAS occurred on any index business day from but excluding the pricing date to and including the final observation date, investors will receive a payment at maturity equal to: (i) the stated principal amount multiplied by (ii) the index

December 2018	Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

performance factor of the worst performing underlying index, subject to a maximum payment at maturity of the stated principal amount.

If a trigger event occurs and the final index value of either underlying index is less than its initial index value, the payment at maturity will be less than the stated principal amount of the securities and could be zero.

Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation of either underlying index.

December 2018	Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $979.00.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate, the coupon barrier levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

December 2018	Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each underlying index is at or above its respective coupon barrier level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and accept the risk of receiving no coupon payments for the entire 1-year term of the securities in exchange for an opportunity to earn interest at a potentially above market rate if each underlying index closes at or above its respective coupon barrier level on each quarterly observation date until the securities are redeemed early or reach maturity. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent coupon may be payable in none of, or some but not all of, the quarterly periods during the 1-year term of the securities and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each underlying index closes at or above its coupon barrier level on some quarterly observation dates, but one or both underlying indices close below the respective coupon barrier level(s) on the others. Investors receive the contingent quarterly coupon for the quarterly periods for which each index closing value is at or above the coupon respective barrier level on the related observation date, but not for the quarterly periods for which either index closing value is below the respective coupon barrier level on the related observation date.

Starting on March 28, 2019, when each underlying index closes at or above its initial index value on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity and investors receive principal back at maturity	This scenario assumes that a trigger event has not occurred, as each underlying index has closed at or above the respective downside threshold level on each index business day during the term of the securities. In addition, each underlying index closes below the respective initial index value on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent quarterly coupon for each quarterly period, as each index closing value was at or above the respective coupon barrier level on each observation date. Because a trigger event has not occurred on any index business day during the term of the securities, at maturity, investors will receive the stated principal amount and the contingent quarterly coupon with respect to the final observation date.

December 2018	Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, a trigger event occurs on any index business day during the term of the securities and investors suffer a loss of principal at maturity

This scenario assumes that each underlying index closes at or above its respective coupon barrier level on some quarterly observation dates, but one or both underlying indices close below the respective coupon barrier level(s) on the others, and each underlying index closes below the respective initial index value on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed and a trigger event will have occurred. Investors receive the contingent quarterly coupon for the quarterly periods for which each index closing value is at or above the respective coupon barrier level on the related observation date, but not for the quarterly periods for which either index closing value is below the respective coupon barrier level on the related observation date. On the final observation date, one or both underlying indices close below the respective initial index value(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero.

If a trigger event occurs on any index business day during the term of the securities, investors will have full downside exposure to the worst performing underlying index at maturity. Under these circumstances, if the final index value of either underlying index is less than its respective initial index value, investors will lose some or all of their investment in the securities.

December 2018	Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing values on each quarterly observation date, (2) the index closing values on each quarterly redemption determination date and (3) the final index values. Please see “Hypothetical Examples” beginning on page 10 for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption

December 2018	Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 10.

December 2018	Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity if the securities have not been automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the index closing value of each underlying index on each quarterly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the index closing value of each underlying index throughout the term of the securities. The actual initial index value, coupon barrier level and downside threshold level for each underlying index are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms:

Contingent Quarterly Coupon:

12.25% per annum (corresponding to approximately $30.625 per quarter per security)*

With respect to each coupon payment date, a contingent quarterly coupon is paid but only if the index closing value of each underlying is at or above its respective coupon barrier level on the related observation date.

Automatic Early Redemption:	If the index closing value of each underlying index is greater than or equal to its initial index value on any of the three quarterly redemption determination dates, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date.
Trigger event:	A trigger event occurs if, on any index business day from but excluding the pricing date to and including the final observation date, the index closing value of either underlying index is less than its respective downside threshold level. If a trigger event occurs on any index business day during the term of the securities, investors will be exposed to the downside performance of the worst performing underlying index at maturity.
Payment at Maturity (if the securities have not been automatically redeemed early):

At maturity, investors will receive, in addition to the final contingent quarterly coupon payment, if payable, a payment at maturity determined as follows:

If a trigger event HAS NOT occurred on any index business day from but excluding the pricing date to and including the final observation date: the stated principal amount

If a trigger event HAS occurred on any index business day from but excluding the pricing date to and including the final observation date: (i) the stated principal amount multiplied by (ii) the index performance factor of the worst performing underlying index, subject to a maximum payment at maturity of the stated principal amount.

If a trigger event occurs and the final index value of either underlying index is less than its initial index value, the payment at maturity will be less than the stated principal amount of the securities and could be zero.

Under no circumstances will investors participate in any appreciation of either underlying index.

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	With respect to the RTY Index: 1,200 With respect to the NDX Index: 7,650
Hypothetical Coupon Barrier Level:

With respect to the RTY Index: 840, which is 70% of the hypothetical initial index value for such index

With respect to the NDX Index: 5,355, which is 70% of the hypothetical initial index value for such index

Hypothetical Downside Threshold Level:

With respect to the RTY Index: 840, which is 70% of the hypothetical initial index value for such index

With respect to the NDX Index: 5,355, which is 70% of the hypothetical initial index value for such index

December 2018	Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

* The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 basis. The hypothetical contingent quarterly coupon of $30.625 is used in these examples for ease of analysis.

December 2018	Page 11

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

How to determine whether a contingent quarterly coupon is payable with respect to an observation date:

	Index Closing Value		Contingent Quarterly Coupon
	RTY Index	NDX Index
Hypothetical Observation Date 1	950 (at or above coupon barrier level)	6,000 (at or above coupon barrier level)	$30.625
Hypothetical Observation Date 2	600 (below coupon barrier level)	8,200 (at or above coupon barrier level)	$0
Hypothetical Observation Date 3	1,200 (at or above coupon barrier level)	5,200 (below coupon barrier level)	$0
Hypothetical Observation Date 4	500 (below coupon barrier level)	5,000 (below coupon barrier level)	$0

On hypothetical observation date 1, both the RTY Index and NDX Index close at or above their respective coupon barrier levels. Therefore a contingent quarterly coupon of $30.625 is paid on the relevant coupon payment date.

On each of the hypothetical observation dates 2 and 3, one underlying index closes at or above its coupon barrier level, but the other underlying index closes below its coupon barrier level. Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each underlying index closes below its respective coupon barrier level, and, accordingly, no contingent quarterly coupon is paid on the relevant coupon payment date.

You will not receive a contingent quarterly coupon on any coupon payment date if the index closing value of either underlying index is below its respective coupon barrier level on the related observation date.

How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

Example 1: A trigger event HAS NOT occurred.

Final Index Value		RTY Index: 1,800
		NDX Index: 7,900
Payment at Maturity	=	$1,000.00 + $30.625 (contingent quarterly coupon for the final quarterly period)
	=	$1,030.625

In example 1, the index closing values of both the RTY Index and NDX Index are at or above their respective downside threshold levels on each index business day during the term of the securities. Therefore, a trigger event has not occurred and investors receive at maturity the stated principal amount of the securities and the contingent quarterly coupon with respect to the final observation date. However, investors do not participate in any appreciation of either underlying index.

Example 2: A trigger event HAS occurred.

Final Index Value		RTY Index: 960
NDX Index: 7,800
Payment at Maturity	=	$30.625 (contingent quarterly coupon for the final quarterly period) + [$1,000 x index performance factor of the worst performing underlying index, subject to a maximum of the stated principal amount]

December 2018	Page 12

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

=	$30.625 + [$1,000 x (960 / 1,200)]
=	$830.625

In example 2, the index closing value of one underlying index is at or above its downside threshold level on each index business day during the term of the securities, but the index closing value of the other underlying index is below its downside threshold level on one or more index business days during the term of the securities. The final index values of both the RTY Index and the NDX Index are at or above the respective coupon barrier levels on the final observation date. However, because a trigger event has occurred, investors are exposed to the downside performance of the worst performing underlying index at maturity, even though one of the underlying indices has appreciated. Because the final index value of each underlying index is greater than its respective coupon barrier level, investors receive the contingent quarterly coupon with respect to the final observation date. The payment at maturity is an amount equal to the contingent quarterly coupon with respect to the final observation date plus (i) the stated principal amount times (ii) the index performance factor of the worst performing underlying index.

Example 3: A trigger event HAS occurred.

Final Index Value		RTY Index: 600
NDX Index: 3,060
Payment at Maturity	=	$1,000 x index performance factor of the worst performing underlying index
	=	$1,000 x (3,060 / 7,650) = $400
	=	$400

In example 3, the index closing values of both the RTY Index and NDX Index are below the respective downside threshold levels on one or more index business days during the term of the securities. Therefore, a trigger event has occurred, and investors are exposed to the downside performance of the worst performing underlying index at maturity. Because the final index value of one or both underlying indices are below the respective coupon barrier levels, investors do not receive the contingent quarterly coupon with respect to the final observation date. The payment at maturity is an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index.

If a trigger event occurs on any index business day during the term of the securities, investors will have full downside exposure to the worst performing underlying index at maturity. Under these circumstances, if the final index value of either underlying index is less than its respective initial index value, investors will lose some or all of their investment in the securities.

December 2018	Page 13

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal. If the securities have not been automatically redeemed prior to maturity and the index closing value of either underlying index is less than its respective downside threshold level on any index business day during the term of the securities, a trigger event will have occurred and you will be exposed to the decline in the closing value of the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis at maturity. If a trigger event occurs on any index business day during the term of the securities, investors will have full downside exposure to the worst performing underlying index at maturity. Under these circumstances, if the final index value of either underlying index is less than its respective initial index value, investors will lose some or all of their investment in the securities. In this case, you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index, subject to a maximum payment at maturity of the stated principal amount. In this case, the payment at maturity will be less than the stated principal amount and could be zero.

▪	The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the index closing value of each underlying index is at or above 70% of its respective initial index value, which we refer to as the coupon barrier level, on the related observation date. If, on the other hand, the index closing value of either underlying index is lower than the coupon barrier level for such underlying index on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. Moreover, in such a case, a trigger event will necessarily have occurred, and you will have full downside exposure to the worst performing underlying index at maturity. It is possible that the index closing value of one or both underlying indices will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire 1-year term of the securities so that you will receive few or no contingent quarterly coupons. If you do not earn sufficient contingent quarterly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	You are exposed to the price risk of both underlying indices, with respect to both the contingent quarterly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of both underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying indices. Poor performance by either underlying index over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying index. To receive any contingent quarterly coupons, each underlying index must close at or above its respective coupon barrier level on the applicable observation date. In addition, if the securities have not been automatically redeemed early and the index closing value of either underlying index is less than its respective downside threshold level on any index business day during the term of the securities, a trigger event will have occurred and you will be fully exposed to the decline in the worst performing underlying index over the term of the securities on a 1-to-1 basis, even if the other underlying index has appreciated or has not declined as much, and even if the worst performing underlying index is not the underlying index that originally caused the occurrence of the trigger event. Under this scenario, the value of any such payment will be less than the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of both underlying indices.

▪	Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risks of receiving no contingent quarterly coupons and sustaining a significant loss on your investment than if the securities were linked to just one index. The risk that you will not receive any contingent quarterly coupons, or that you will suffer a loss on your investment, is greater if you invest in the securities as opposed

December 2018	Page 14

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

to substantially similar securities that are linked to the performance of just one underlying index. With two underlying indices, it is more likely that either underlying index will close below its coupon barrier level on any observation date, or below its downside threshold level on any index business day during the term of the securities, which would constitute a trigger event, than if the securities were linked to only one underlying index. Therefore, it is more likely that you will not receive any contingent quarterly coupons and that you will suffer a loss on your investment. In addition, because each underlying index must close above its initial index value on a quarterly determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any redemption determination date than if the securities were linked to just one underlying index.

▪	The contingent quarterly coupon, if any, is based on the value of each underlying index on only the related quarterly observation date at the end of the related interest period. Whether the contingent quarterly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the closing value of each underlying index on the relevant quarterly observation date. As a result, you will not know whether you will receive the contingent quarterly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent quarterly coupon is based solely on the value of each underlying index on quarterly observation dates, if the closing value of either underlying index on any observation date is below the coupon barrier level for such index, you will receive no coupon for the related interest period, even if the level of such underlying index was at or above its respective coupon barrier level on other days during that interest period and even if the closing value of the other underlying index is at or above the coupon barrier level for such index.

▪	Investors will not participate in any appreciation in either underlying index. Regardless of whether or not a trigger event occurs, investors will not participate in any appreciation in either underlying index from the initial index value for such index, and the return on the securities will be limited to the contingent quarterly coupons, if any, that are paid with respect to each observation date on which the index closing value of each underlying index is greater than or equal to its respective coupon barrier level.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying index on any index business day, including in relation to its respective coupon barrier level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the underlying indices,

o	whether a trigger event has occurred on any index business day during the term of the securities,

o	whether the index closing value of either underlying index has been below its respective coupon barrier level on any observation date,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying indices or securities markets generally and which may affect the value of each underlying index,

o	dividend rates on the securities underlying the underlying indices,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the underlying indices and changes in the constituent stocks of such indices, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if either underlying index has closed near or below its coupon barrier level and downside threshold level, the

December 2018	Page 15

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of either underlying index based on its historical performance. The value of either underlying index may decrease and be below the coupon barrier level for such index on each observation date so that you will receive no return on your investment, and one or both underlying indices may close below the respective downside threshold level(s) on any index business day during the term of the securities so that you are exposed to the negative performance of the worst performing underlying index at maturity. There can be no assurance that the index closing value of each underlying index will be at or above the respective coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above its respective downside threshold level on each index business day during the term of the securities so that you do not suffer a loss on your initial investment in the securities. See “Russell 2000® Index Overview” and “NASDAQ-100 Index® Overview” below.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, upon early redemption or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlying indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪	Not equivalent to investing in the underlying indices. Investing in the securities is not equivalent to investing in either underlying index or the component stocks of either underlying index. Investors in the securities will not participate in any positive performance of either underlying index, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute either underlying index.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more

December 2018	Page 16

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 1-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a

December 2018	Page 17

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial index value of an underlying index, and, therefore, could have increased (i) the value at or above which such underlying index must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying index), (ii) the coupon barrier level for such underlying index, which is the value at or above which such underlying index must close on the observation dates in order for you to earn a contingent quarterly coupon (depending also on the performance of the other underlying index) and (iii) the downside threshold level for such underlying index, which is the value at or above which such underlying index must close on each index business day during the term of the securities so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying index). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying index throughout the term of the securities, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying index).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. has determined the initial index value, the coupon barrier level and the downside threshold level for each underlying index and will determine whether you receive a contingent quarterly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date, whether a trigger event has occurred and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value in the event of a market disruption event or discontinuance of an underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index; Alternation of Method of Calculation” and "—Calculation Agent and Calculations" in the accompanying product supplement In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Adjustments to the underlying indices could adversely affect the value of the securities. The publisher of each underlying index may add, delete or substitute the component stocks of such underlying index or make other methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the securities. The publisher of each underlying index may also discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any relevant date of calculation, the determination of whether a contingent quarterly coupon will be payable on the securities on the applicable coupon payment date, and/or the amount payable at maturity, will be based on the value of such underlying index, based on the closing prices of the stocks constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying index last in effect prior to such discontinuance, as compared to the coupon barrier level or downside threshold level, as applicable (depending also on the performance of the other underlying index).

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

December 2018	Page 18

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

December 2018	Page 19

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

Information as of market close on December 28, 2018:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 8/31/2018):	1,740.753
Current Index Value:	1,337.923	52 Week Low (on 12/24/2018):	1,266.925
52 Weeks Ago:	1,548.926

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2013 through December 28, 2018. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter in the same period. The closing value of the RTY Index on December 28, 2018 was 1,337.923. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The RTY Index has at times experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance.

RTY Index Daily Closing Values January 1, 2013 to December 28, 2018

*The red solid line indicates both the downside threshold level and the coupon barrier level of 936.546, which is approximately 70% of the initial index value.

December 2018	Page 20

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2013
First Quarter	953.07	872.60	951.54
Second Quarter	999.99	901.51	977.48
Third Quarter	1,078.41	989.47	1,073.79
Fourth Quarter	1,163.64	1,043.46	1,163.64
2014
First Quarter	1,208.651	1,093.594	1,173.038
Second Quarter	1,192.960	1,095.986	1,192.960
Third Quarter	1,208.150	1,101.676	1,101.676
Fourth Quarter	1,219.109	1,049.303	1,204.696
2015
First Quarter	1,266.373	1,154.709	1,252.772
Second Quarter	1,295.799	1,215.417	1,253.947
Third Quarter	1,273.328	1,083.907	1,100.688
Fourth Quarter	1,204.159	1,097.552	1,135.889
2016
First Quarter	1,114.028	953.715	1,114.028
Second Quarter	1,188.954	1,089.646	1,151.923
Third Quarter	1,263.438	1,139.453	1,251.646
Fourth Quarter	1,388.073	1,156.885	1,357.130
2017
First Quarter	1,413.635	1,345.598	1,385.920
Second Quarter	1,425.985	1,345.244	1,415.359
Third Quarter	1,490.861	1,356.905	1,490.861
Fourth Quarter	1,548.926	1,464.095	1,535.511
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,653.132	1,696.571
Fourth Quarter (through December 28, 2018)	1,672.992	1,266.925	1,337.923

The “Russell 2000® Index” is a trademark of FTSE Russell. For more information, see “Russell 2000® Index” in the accompanying index supplement.

December 2018	Page 21

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

NASDAQ-100 Index® Overview

The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index equals the aggregate value of the then-current NASDAQ-100 Index share weights of each of the NASDAQ-100 Index component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index value. For additional information about the NASDAQ-100 Index® , see the information set forth under “NASDAQ-100 Index®” in the accompanying index supplement.

Information as of market close on December 28, 2018:

Bloomberg Ticker Symbol:	NDX	52 Week High (on 8/29/2018):	7,660.180
Current Index Value:	6,285.267	52 Week Low (on 12/24/2018):	5,899.354
52 Weeks Ago:	6,441.420

The following graph sets forth the daily index closing values of the NDX Index for each quarter in the period from January 1, 2013 through December 28, 2018. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the NDX Index for each quarter in the same period. The closing value of the NDX Index on December 28, 2018 was 6,285.267. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The NDX Index has at times experienced periods of high volatility and you should not take the historical values of the NDX Index as an indication of its future performance.

NDX Index Daily Closing Values January 1, 2013 to December 28, 2018

*The red solid line indicates both the downside threshold level and the coupon barrier level of 4,399.687, which is approximately 70% of the initial index value.

December 2018	Page 22

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

NASDAQ-100 Index®	High	Low	Period End
2013
First Quarter	2,818.690	2,700.967	2,818.690
Second Quarter	3,028.957	2,741.949	2,909.599
Third Quarter	3,237.611	2,927.346	3,218.198
Fourth Quarter	3,591.996	3,142.535	3,591.996
2014
First Quarter	3,727.185	3,440.502	3,595.736
Second Quarter	3,849.479	3,446.845	3,849.479
Third Quarter	4,103.083	3,857.938	4,049.445
Fourth Quarter	4,337.785	3,765.281	4,236.279
2015
First Quarter	4,483.049	4,089.648	4,333.688
Second Quarter	4,548.740	4,311.257	4,396.761
Third Quarter	4,679.675	4,016.324	4,181.060
Fourth Quarter	4,719.053	4,192.963	4,593.271
2016
First Quarter	4,497.857	3,947.804	4,483.655
Second Quarter	4,565.421	4,201.055	4,417.699
Third Quarter	4,891.363	4,410.747	4,875.697
Fourth Quarter	4,965.808	4,660.457	4,863.620
2017
First Quarter	5,439.742	4,911.333	5,436.232
Second Quarter	5,885.296	5,353.586	5,646.917
Third Quarter	6,004.380	5,596.956	5,979.298
Fourth Quarter	6,513.269	5,981.918	6,396.422
2018
First Quarter	7,131.121	6,306.100	6,581.126
Second Quarter	7,280.705	6,390.837	7,040.802
Third Quarter	7,660.180	7,014.554	7,627.650
Fourth Quarter (through December 28, 2018)	7,645.453	5,899.354	6,285.267

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “NASDAQ-100 Index®” in the accompanying index supplement.

December 2018	Page 23

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publishers:	With respect to the RTY Index, FTSE Russell, or any successor thereof. With respect to the NDX Index, Nasdaq Inc., or any successor thereof.
Interest period:	The quarterly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.
Record date:	The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.
Index closing value:

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index will be based on the alternate calculation of the RTY Index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement. The closing value of the RTY Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the RTY Index published by the underlying index publisher for the RTY Index.

With respect to the NDX Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of the NDX Index, or any successor index as defined under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement, published at the regular official weekday close of trading on such index business day by the underlying index publisher for the NDX Index, as determined by the calculation agent. In certain circumstances, the index closing value for the NDX Index will be based on the alternate calculation of the NDX Index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:	If any observation date or redemption determination date is postponed due to a non-index business day or certain market disruption events so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment made on that postponed date.
Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:	In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall

December 2018	Page 24

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent quarterly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent quarterly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount, if any, due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

December 2018	Page 25

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Additional Information about the Securities:

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

•     purchase the securities in the original offering; and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal

December 2018	Page 26

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be short-term capital gain or loss. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at

December 2018	Page 27

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

December 2018	Page 28

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2021 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”).

December 2018	Page 29

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat gross proceeds of a disposition (including upon retirement) of the securities after 2018 as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to have taken positions in the stocks constituting the underlying indices and in futures and/or options contracts on the underlying indices or the component stocks of the underlying indices listed on major securities markets. Such purchase activity could have increased the initial index value of an underlying index, and, as a result, could have increased (i) the level at or above which such underlying index must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying index), (ii) the coupon barrier level for such underlying index, which is the level at or above which such underlying index must close on each observation date in order for you to earn a contingent quarterly coupon (depending also on the performance of the other underlying index) and (iii) the downside threshold level for such underlying index, which is the level at or above which such underlying index must close on each index business day during the term of the securities so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying index). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of an underlying index throughout the term of the securities, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying index).

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates

December 2018	Page 30

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions

December 2018	Page 31

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

      held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)  neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley, Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $993.75 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to

December 2018	Page 32

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due January 3, 2020

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index and the NASDAQ-100 Index®

Principal at Risk Securities

the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.
Contact:	Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL or any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

December 2018	Page 33